Exhibit 10.12(i)

EXECUTION COPY

EIGHTH AMENDMENT AND CONSENT TO AMENDED AND RESTATED

REVOLVING LOAN AGREEMENT

This Eighth Amendment and Consent to Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of February 29, 2008 by and among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (“Borrower”), Wheeling-Pittsburgh Corporation, a Delaware corporation (“Holdings”), General Electric Capital Corporation, as administrative agent (“Administrative Agent”) for the Lenders (this and all other capitalized terms not defined herein shall have the meanings set forth in the “Loan Agreement” as defined below), and the other Lenders signatory hereto.

RECITALS

WHEREAS, Borrower, Holdings, Administrative Agent, Lenders and certain other parties thereto have entered into an Amended and Restated Revolving Loan Agreement dated as of July 8, 2005 (as heretofore or hereafter amended, modified, supplemented or restated, the “Loan Agreement”);

WHEREAS, Borrower desires, and the Lenders and Administrative Agent are willing, to amend the Loan Agreement and consent to the Designated Asset Sale (as hereinafter defined), upon and subject to the conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Loan Agreement.

(a) Section 1.5 of the Loan Agreement is hereby amended by deleting the following text located at the conclusion of clause (a) thereof:

“Notwithstanding anything to the contrary in this Section 1.5(a), effective as of the Seventh Amendment Effective Date, the Applicable Margins shall be as follows (without adjustment based on any of the foregoing grids):

Applicable Index Margin	1.25%

Applicable LIBOR Margin	2.50%

Applicable L/C Margin	2.50%

Applicable Unused Line Fee Margin	0.50%”

and substituting therefor the following text:

“Notwithstanding anything to the contrary in this Section 1.5(a), effective as of the Eighth Amendment Effective Date, the Applicable Margins shall be as follows (without adjustment based on any of the foregoing grids):

Applicable Index Margin	1.50%

Applicable LIBOR Margin	2.75%

Applicable L/C Margin	2.75%

Applicable Unused Line Fee Margin	0.50%”

(b) Section 1.18 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“1.18 [Reserved]”

(c) Annex A to the Loan Agreement is hereby amended by deleting clause (a) of the definition of “Commitment Termination Date” therein in its entirety and substituting therefor the following:

“(a) the earlier of (i) April 30, 2008 and (ii) the date that is 60 days prior to the “Maturity Date” set forth in the Term Loan Agreement, subject, in each case, to extension pursuant to the Extension Option,”

(d) Annex A to the Loan Agreement is hereby amended by inserting the following definitions in alphabetical order therein:

“Eighth Amendment” means that certain Eighth Amendment to Amended and Restated Revolving Loan Agreement dated as of February 29, 2008 by and among Borrower, Holdings, Administrative Agent and the Lenders.

“Eighth Amendment Effective Date” has the meaning ascribed to it in the Eighth Amendment.

“Extension Option” means the one time option of the Borrower to extend clause (a) of the Commitment Termination Date to the earlier of (i) September 30, 2008 and (ii) the date that is 60 days prior to the “Maturity Date” set forth in the Term Loan Agreement. The Extension Option shall be subject to the delivery by Borrower of written notice to Administrative Agent and the Lenders indicating Borrower’s intention to so extend the Commitment Termination Date; provided, that to the extent that Administrative Agent and the Lenders have not received written notice from Borrower declining the Extension Option on or prior to April 21, 2008, Borrower shall be deemed to have exercised the Extension Option as of such date.

(e) Annex G to the Loan Agreement is hereby amended as follows:

(i) by deleting the text “November 1, 2008” in the initial proviso therein and substituting therefore the text “September 30, 2008”; and

(ii) by deleting clause (a)(ii) therein and the provisos thereto and substituting therefor the following:

“(ii) each of the Credit Parties shall not permit the Borrowing Availability to be less than $70,000,000; provided, that solely for purposes of the calculation of the Borrowing Availability in this clause (ii), during this period (A) the Maximum Amount shall be $285,000,000 and (B) the Inventory Cap shall be excluded from the calculation of the Borrowing Base.”

(f) Annex J to the Loan Agreement is hereby deleted in its entirety and replaced with Annex J attached hereto.

2. Consent. Notwithstanding Section 6.5 of the Loan Agreement, Administrative Agent and Lenders hereby consent to the Designated Asset Sale, so long as Administrative Agent shall have received on the closing date of the Designated Asset Sale a fully-executed copy of the purchase agreement governing the Designated Asset Sale, which shall not have been amended from the form of such document delivered to Administrative Agent and Lenders on the Eighth Amendment Effective Date (as hereinafter defined) without the prior written consent of Administrative Agent.

3. Representations and Warranties of Borrower.

(a) The Recitals in this Amendment are true and correct in all respects.

(b) All representations and warranties of the Credit Parties in the Loan Agreement and in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(d) Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Amendment has been duly executed by Borrower and the other documents and agreements executed and delivered in connection herewith to which Borrower is a party have been duly executed and delivered by it.

(e) This Amendment is the legal, valid and binding obligation of Borrower and the other documents and agreements executed or delivered in connection herewith to which any of the other Credit Parties is a party are the legal, valid and binding obligations of the other Credit Parties, in each case enforceable against each of the other Credit Parties in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Amendment and the other documents and agreements executed and delivered in connection herewith do not and will not (i) violate any law, rule, regulation or court order to which any of the Credit Parties is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Credit Parties or any other agreement or instrument to which it is party or by which the properties of any of the Credit Parties is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Credit Parties, whether now owned or hereafter acquired, other than Liens in favor of Administrative Agent.

(g) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by each of the Credit Parties, or the validity or enforceability, of this Amendment or the other documents or agreements executed or delivered in connection herewith to which any of the Credit Parties is a party, or the consummation of the transactions contemplated hereby or thereby, or the continuing operations of any of the Credit Parties following the consummation of such transactions, except as otherwise expressly contemplated by this Amendment.

4. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date (the “Eighth Amendment Effective Date”) when each of the following conditions shall have been satisfied in the sole discretion of Administrative Agent:

(i) Each of the Credit Parties and the Lenders shall have delivered to Administrative Agent executed counterparts of this Amendment;

(ii) Delivery to Administrative Agent, for the benefit of each Lender, a fee in an amount equal to 0.25% multiplied by each such Lender’s Revolving Loan Commitment;

(iii) Delivery to Administrative Agent of duly executed Assignment Agreements, each dated as of the date hereof, by and between: (A) JPMorgan Chase Bank, N.A., as assignor, and GE Capital, as assignee; (B) CIT Group/Business Credit, Inc., as assignor, and GE Capital, as assignee; (C) UBS Loan Finance LLC, as assignor, and GE Capital, as assignee; (D) Wachovia Bank, National Association, as assignor, and GE Capital, as assignee; and (E) Bank of America, N.A., as assignor, and GE Capital, as assignee;

(iv) Delivery to Administrative Agent of a duly executed Third Amended and Restated Revolving Note of GE Capital from Borrower reflecting the revised Revolving Loan Commitment of GE Capital and dated as of the date hereof;

(v) Delivery to Administrative Agent of a fully executed amendment to the Term Loan Agreement pursuant to which the current maturity date of April 1, 2008 thereunder shall have been extended to a date no earlier than July 1, 2008;

(vi) Delivery to Administrative Agent and the Lenders of (A) a purchase agreement in final form governing the sale of certain assets of the Borrower (separately disclosed by the Borrower to Administrative Agent and the Lenders on the date hereof) to an unaffiliated third-party buyer (the “Buyer”) (the “Designated Asset Sale”) for total cash consideration of not less than the amount separately disclosed by the Borrower to Administrative Agent and the Lenders on the Eighth Amendment Effective Date as the anticipated amount of such consideration, and on other terms and conditions reasonably satisfactory to Administrative Agent and (B) a letter from the Buyer addressed to the Borrower confirming such purchase agreement to be in final form, on terms and conditions satisfactory to Administrative Agent. The Borrower hereby agrees that if the closing of the Designated Asset Sale occurs prior to any refinancing of the Term Loans, the Net Cash Proceeds (as defined in the Term Loan Agreement) from the Designated Asset Sale shall be applied to prepay the Term Loans as provided in Section 2.06(b) of the Term Loan Agreement;

(vii) Delivery to Administrative Agent and each Lender of a financial plan calculating the Borrowing Availability projections weekly for Fiscal Months March 2008 and April 2008, in form and substance satisfactory to Administrative Agent;

(viii) Delivery to Administrative Agent of a duly executed fee letter, in form and substance satisfactory to Administrative Agent; and

(ix) Delivery to Administrative Agent of such additional agreements, documents or instruments, if any, as Administrative Agent may reasonably request.

5. Additional Obligation. Each of the parties hereto agrees that, unless Borrower shall have either (i) declined the Extension Option or (ii) paid in full the Loans and other Obligations owing to Agent and the Lenders under the Loan Documents and shall have terminated the Revolving Loan Commitments, in each case in accordance with the terms of the Loan Documents, Borrower shall deliver on April 30, 2008 to Administrative Agent, for the benefit of each Lender, a fee in an amount equal to 0.25% multiplied by each such Lender’s Revolving Loan Commitment.

6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lenders and Administrative Agent and shall be binding upon the successors and assigns of Borrower.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

8. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

9. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE LOAN AGREEMENT, OR, IF NO JURISDICTION IS SET FORTH THEREIN, BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

10. Release of Claims. Each of Borrower and the other Credit Parties hereby releases, remises, acquits and forever discharges each Lender, each Agent and the Issuing Bank (including any Person which is resigning or assuming such respective capacity) and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or the other Loan Documents (collectively, the “Released Matters”). Borrower and each other Credit Party each hereby acknowledges that the agreements in this Section 10 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower and each other Credit Party each hereby represents and warrants to each Lender, each Agent and the L/C Issuer (including any Person which is resigning or assuming such respective capacity) that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower or any other Credit Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

EACH OF BORROWER AND EACH OTHER CREDIT PARTY AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH OF BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE

EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND EACH OTHER CREDIT PARTY WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Administrative Agent

By:	/s/ Matthew N. McAlpine
Name:	Matthew N. McAlpine
Title:	Duly Authorized Signatory

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WHEELING-PITTSBURGH STEEL CORPORATION, as Borrower

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

Signature Page to Eighth Amendment

Acknowledgement of Eighth Amendment

Each of the undersigned (i) acknowledges receipt of a copy of the Eighth Amendment and Consent to Amended and Restated Revolving Loan Agreement dated as of February 29, 2008 (the “Amendment”; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Amendment), by and among Borrower, the Lenders party thereto and Administrative Agent, (ii) consents to such Amendment and each of the transactions referenced in the Amendment and (iii) hereby acknowledges and agrees, in its respective capacities as debtor, obligor, grantor, mortgagor, pledgor, guarantor, surety, indemnitor, assignor and each other similar capacity, if any, in which any such entity or person has previously granted Liens on all or any part of its real, personal or intellectual property pursuant to the Loan Agreement or any other Loan Document or has guaranteed the repayment of the liabilities pursuant to any of the foregoing agreements, that all of such Liens and repayment obligations remain and shall continue in full force and effect and each of which is hereby ratified, confirmed and reaffirmed in all respects.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WP STEEL VENTURE CORPORATION

By:	/s/ Paul J. Mooney
Name:	Paul J. Mooney
Title:	Vice President and Treasurer

ESMARK, INC.

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

ANNEX J (from Annex A—Commitments definition)

to

CREDIT AGREEMENT

Lender(s):	Revolving Loan Commitment	(including a Swing Line Commitment of $25,000,000)
General Electric Capital Corporation	$225,000,000

Total	$225,000,000